ASSIGNMENT OF RIGHTS
                                       AND
                              CONSENT TO ASSIGNMENT

         This ASSIGNMENT OF RIGHTS AND CONSENT TO ASSIGNMENT (this "Assignment and Consent") dated as of May 14, 2003, is made by and among IQ Biometrix, Inc., a Delaware corporation ("IQB"), the individuals or entities identified on the Exhibit A hereto (the "Assignees"), and Network Storage Solutions, a Delaware corporation ("NSS").

                                    RECITALS

         WHEREAS, IQB and NSS have entered into a financing arrangement pursuant to that certain Secured Promissory Note, Security Agreement and Assignment of Accounts Receivable each dated May 5, 2003, between IQB and NSS (collectively, the "Financing Documents") pursuant to which IQB shall loan up to $400,000 to NSS; and

         WHEREAS, IQB desires to transfer its rights, title and interest to repayment and to any and all rights and remedies related thereto, including but not limited to the rights related to the enforcement of recovery under the Financing Documents (the "Repayment Rights") to Assignees in the proportions provided on Exhibit A; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1. IQB hereby grants, conveys, transfers, assigns, delivers and sets over to Assignees for the use and benefit of Assignees and its successors and assigns forever, all of IQB's Repayment Rights.

2. IQB and NSS hereby covenant that they are in compliance with their respective obligations under the Financing Documents.

3. IQB, NSS and Assignees hereby mutually covenant and agree the each will execute and deliver such further instruments or documents consistent with this Agreement as reasonably necessary to evidence the assignments under this Agreement or to cause this Agreement to become and remain valid and effective in accordance with its terms.

4. In the event that IQB or NSS fails or is unable to execute any such assignments or instruments for the benefit of Assignees, IQB and NSS each hereby appoints each Assignee as its attorney-in-fact with the full right and authority to execute and deliver the same, such appointment being deemed a power coupled with an interest and being irrevocable under any and all circumstances. IQB and NSS each further agrees to cooperate in any action that Assignees from time to time takes to evidence, establish, maintain, protect, enforce or defend its Repayment Rights under the Financing Documents.

5. By executing this Agreement on the line indicated below, NSS acknowledges and otherwise expresses its consent to the assignment by IQB to Assignees, and the assumption by Assignees, of IQB's right, title and interest under the Financing Documents.

6. By executing this Agreement on Exhibit A, each Assignee acknowledges that in the event of only a partial repayment under the Financing Documents, they will share pro-rata in such recovery based on their percentage interest identified on Exhibit A. The Assignees further agree that in the event that it becomes necessary to institute legal proceedings to enforce collection of some or all of the amounts due pursuant to the Financing Documents, they will share pro-rata based on the percentage interest on Exhibit A in the costs associated with such collections. The percentage interest of each Assignee shall be calculated by dividing the amount delivered by a particular Assignee by the total amount of delivered to NSS pursuant to the Financing Documents. By way of example, if a particular Assignee delivered $300,000 of the total $400,000 delivered, then $300,000/$400,000 = .75 or 75%. Exhibit A shall be updated from time to time. In the event that it becomes necessary to institute legal proceedings to enforce collection of some or all of the amounts due pursuant to the Financing Documents, and any particular Assignee does not share pro-rata based on the percentage interest on Exhibit A in the costs associated with such collections, any recovery resulting from such legal proceedings shall be shared pro-rata based on the Assignees' actual proportional contribution towards the legal proceedings.

7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed in that state, without regard to conflict of laws principles.

8. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and all of which together shall constitute a single Agreement.



                                     NETWORK STORAGE SOLUTIONS, INC.
                                     a Delaware corporation



                                     By:
                                     -------------------------------------------
                                     Tom Makmann, President



                                     IQ BIOMETRIX, INC.
                                     a Delaware corporation



                                     By:
                                     -------------------------------------------
                                     William Scigliano, President

                                    Exhibit A

                                    Assignees


         Assignee                   Amount                   Assignment Date
------------------------- --------------------------- --------------------------

   _____________________           $200,000.00                  May 5, 2003
              John Micek